[DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-69844 of The Cato Corporation Employee Stock Purchase Plan on Form S-8 of our report dated November 12, 1998, appearing in this Annual Report on Form 11-K of The Cato Corporation Employee Stock Purchase Plan for the year ended September 30, 1998.





/s/ DELOITTE & TOUCHE LLP

December 16, 1998